As filed with the Securities and Exchange Commission on February 17, 2009

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

______________________

HERMAN MILLER, INC.
(Name of Registrant as specified in its charter)

______________________

Michigan (State or other jurisdiction of incorporation or organization)	38-0837640 (I.R.S. Employer Identification Number)

855 East Main Avenue
P.O. Box 302
Zeeland, Michigan 49464-0302
(616) 654-3000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

______________________

James E. Christenson
Herman Miller, Inc.
855 East Main Avenue
P.O. Box 302
Zeeland, Michigan 49464-0302
(616) 654-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

______________________

Copies to:
Michael G. Wooldridge
Varnum LLP
Suite 1700
333 Bridge Street, N.W.
Grand Rapids, Michigan 49501-0352
(616) 336-6000
Fax (616) 336-7000

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [_]

        If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [_]

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [X]

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [_]

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [X]      Accelerated filer  [_]       Non-accelerated filer  [_]      Smaller reporting company  [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock	--	--	--	--
($0.20 per share)

(1)	Includes an unspecified amount of securities of each identified class of securities in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	An unspecified aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

[HERMAN MILLER LOGO]

PROSPECTUS

HERMAN MILLER, INC.
COMMON STOCK
($.20 par value)

_____________________

        We may offer and sell from time to time, in one or more offerings, shares of our common stock. We may offer these securities in amounts, at prices and on terms determined at the time of each offering thereof. Each time we sell such securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        We or any selling securityholders may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol “MLHR.” On February 13, 2009, the last reported sales price of our common stock was $11.78 per share.

        Investing in our common stock involves certain risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our common stock.

_____________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus is not an offer to sell these shares, and it is not soliciting an offer to buy these shares, in any state where the offer or sale is not permitted.

_____________________

The date of this Prospectus is February 17, 2009.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we and/or selling securityholders may sell any of the securities described in this prospectus from time to time and in one or more offerings. Each time we and/or selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

        In this prospectus, the terms “we,” the “company,” “us,” and “our” refer to Herman Miller, Inc.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we filed at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement, or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements, or documents. You should read those contracts, agreements, or documents for information that may be important to you. The registration statement, exhibits, and schedules are available at the SEC’s public reference room or through its internet site.

        The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we later file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated (other than current reports furnished on Form 8-K under Item 2.02 or Item 7.01, unless we specifically state in such current report that such information is to be considered “filed” under the Securities and Exchange Act of 1934 or we incorporate it be reference into a filing under the Securities Act of 1933):

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2008;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended August 30, 2008, and November 29, 2008;
•	Current Reports on Form 8-K filed on September 17, 2008, November 12, 2008, December 17, 2008, and January 7, 2009; and
•	The description of our capital stock contained in the Amended Registration Statement on Form S-3 filed on May 8, 1997.

        You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Joe Nowicki
Treasurer, VP Investor Relations
Herman Miller, Inc.
855 East Main Avenue
P.O. Box 302
Zeeland, Michigan 49464-0302
Telephone: (616) 654-3000

        You should rely only on the information contained in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of those documents.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus are not historical facts but are “forward-looking statements” as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Such statements are based on management’s beliefs, assumptions, current expectations, estimates and projections about the office furniture industry, the economy and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation:

•	employment and general economic conditions;
•	the pace of economic activity in the U.S. and in our international markets;
•	our ability to access capital to fund our operations and growth;
•	the increase in white collar employment;
•	the willingness of customers to undertake capital expenditures;
•	the types of products purchased by customers;
•	competitive pricing pressures;
•	the availability and pricing of raw materials;
•	our reliance on a limited number of suppliers;
•	currency fluctuations;
•	the ability to increase prices to absorb the additional costs of raw materials;
•	the financial strength of our dealers;
•	the financial strength of our customers;
•	the mix of our products purchased by customers;
•	our ability to attract and retain key executives and other qualified employees;
•	our ability to continue to make product innovations;
•	the success of newly introduced products;
•	our ability to obtain targeted margins from new products;
•	our ability to serve all of our markets;
•	possible acquisitions;
•	divestitures or alliances;
•	the outcome of pending litigation or governmental audits or investigations;
•	political risk in the international markets we serve; and
•	other risks identified in our filings with the Securities and Exchange Commission.

        Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, we undertake no obligation to update, amend, or clarify forward-looking statements.

DESCRIPTION OF COMMON STOCK

General

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that may be offered from time to time pursuant to this prospectus. For the complete terms of our common stock, please refer to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of our common stock may also be affected by the Michigan Business Corporation Act. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

        Our Restated Articles of Incorporation authorize us to issue a total of 240,000,000 shares of our common stock. As of February 13, 2009, a total of 53,711,457 shares were issued and outstanding. We have reserved an aggregate of 7,505,699 shares of our common stock for issuance pursuant to equity incentive and other stock plans we have previously adopted.

        Holders of our common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

        Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our Board of Directors may provide in the future with respect to preferred stock that the Board of Directors may hereafter authorize. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Anti-Takeover Effects of Certain Provisions in our Articles, Bylaws, Michigan Law and Shareholder Rights Plan

        Some provisions of our Restated Articles of Incorporation, as amended, our Amended and Restated Bylaws, and Michigan law as well as our Shareholder Rights Plan may be deemed to have an anti-takeover effect and may collectively operate to delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

        Preferred Stock Authorization. As noted above, our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

        Classified Board of Directors. The Company’s Restated Articles of Incorporation divide the members of our Board of Directors into three classes. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors’ terms makes it more difficult for a potential acquirer to seize control of a target company through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stand for election in any one year.

        Size of the Board of Directors. The Company’s Restated Articles of Incorporation provide that the number of directors may be determined by an affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation). Generally, a “Continuing Director” is a director who is unaffiliated with a person or entity who owns 10% or more of the Company’s common stock and was a director before the shareholder owned 10% or more of the Company’s common stock. The approval by the Continuing Directors makes it more difficult for a potential acquirer to seize control of the Board of Directors by increasing the number of directors and electing, through its voting power, sufficient directors to control the Board.

        Board Evaluation of Certain Offers. The Company’s Restated Articles of Incorporation require the Board of Directors to evaluate any offer to make a tender or exchange offer for any capital stock of the Company, to merge or consolidate the Company with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Company prior to approving, adopting or recommending any such offer. Specifically, the Board of Directors must determine that any such offer would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. In connection with its evaluation of the best interests of the Company and its shareholders, the Board of Directors must consider all relevant factors, including, among other factors, the potential social and economic impact of the offer and its consummation on the Company, its employees, customers, vendors and the communities in which the Company operates or is located. The obligation of the Board of Directors to consider such interests may make it more difficult for a potential acquirer to seize control of the Company.

        Amendment of Restated Articles of Incorporation and Amended and Restated Bylaws. Under the terms of the Company’s Restated Articles of Incorporation, amendments to Article IX of the Restated Articles of Incorporation (concerning the Board of Directors) and to Article X of the Restated Articles of Incorporation (concerning Board Evaluation of Certain Offers) require an affirmative vote of at least 80% of the outstanding shares entitled to vote on those matters. Under the terms of the Company’s Amended and Restated Bylaws, amendments to Sections 2 or 3 of Article IV of the Amended and Restated Bylaws (concerning directors) require an affirmative vote of a majority of the Continuing Directors and at least 80% of the Board of Directors.

        Director Nominations. The Company’s Amended and Restated Bylaws provide that nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder’s intent to do so has been given to the Company within certain periods of time. Each shareholder’s notice must include certain information concerning the shareholder making the nomination and the nominee as may reasonably be required by the Company to determine the qualifications of such person to serve as a director.

        Shareholder Proposals. The Company’s Amended and Restated Bylaws provide that the Board of Directors will submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting; (a) who submits to the Company a timely Notice of Proposal in accordance with the requirements of Section 12 of Article III of the Amended and Restated Bylaws and the proposal is a proper subject for action by shareholders under Michigan law; or (b) whose proposal is included in the Company’s proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the SEC. Each shareholder’s Notice of Proposal must include certain information concerning the shareholder submitting the notice as well as the proposal.

        Fair Price Act. Certain provisions of the Michigan Business Corporation Act, referred to as the Fair Price Act, establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a “business combination.” The Fair Price Act defines a “business combination” to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates” of an interested shareholder. An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the Company. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

        The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (1) the purchase price to be paid for the shares of common stock in the business combination must be at least equal to the highest of either (a) the market value of the shares on the date that the business combination was announced or on the date that the interested shareholder first became an interested shareholder, whichever is higher, or (b) the highest per share price paid by an interested shareholder within the two-year period preceding the announcement of the business combination or in the transaction in which the shareholder first became an interested shareholder, whichever is higher; (2) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the Company except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (3) at least five years have passed between the date the interested shareholder first became an interested shareholder and the date the business combination is completed. The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution before the time that the interested shareholder first became an interested shareholder.

        Shareholder Protection Rights Agreement. On July 12, 1999, the Company paid a dividend of one right (a “Right”) for each outstanding share of common stock (“Common Stock”) of the Company held of record at the close of business on July 12, 1999 (the “Record Time”). The Rights were issued pursuant to a Shareholder Protection Rights Agreement, dated as of June 30, 1999 (the “Rights Agreement”), between the Company and First Chicago Trust of New York, a division of Equiserve Limited Partnership, as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Junior Participating Preferred Stock (“Junior Preferred Stock”), for $100 (the “Exercise Price”), subject to adjustment. Separate certificates evidencing the Rights (“Right Certificates”) were mailed to holders of record of Common Stock at the Record Time (the “Separation Time”).

        The Rights will expire on the earlier of (i) the close of business on July 12, 2009, and (ii) the date on which the Rights are redeemed as described below (the “Expiration Time”). The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of, or in exchange for, Common Stock.

        In the event that prior to the Expiration Time, a Flip-In Date (as defined below) shall occur, the Company shall take such action as shall be necessary to ensure and provide that, if permitted by applicable law, each Right (other than Rights beneficially owned by the Acquiring Person (as defined below) or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with, and subject to, the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person’s becoming such (the “Stock Acquisition Date”) that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, if applicable law permits Rights owned by the Acquiring Person and any Associate or Affiliate thereof to become void, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. “Flip-In Date” means the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such other than as a result of a Flip-over Transaction or Event (as defined below). “Acquiring Person” means a Person becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock.

        Whenever the Company shall become obligated (as described in the preceding paragraph) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Junior Preferred Stock, at a ratio of one one-hundredth of a share of Junior Preferred Stock for each share of Common Stock so issuable.

        In the event that prior to the Expiration Time the Company enters into, consummates, or permits to occur a “Flip-over Transaction or Event” (as defined in the Rights Agreement), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate, or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement.

        The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a redemption price of $.001 per Right, subject to adjustment, (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held. The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights will not prevent a takeover of the Company. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders on or prior to the Flip-in Date, because the Rights can be redeemed before the consummation of such transaction.

        Whenever particular terms that are defined in the Rights Agreement are referred to in this prospectus, it is intended that such defined terms shall be incorporated herein by reference.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

USE OF PROCEEDS

        We expect to use the net proceeds from the offerings for general corporate purposes. Except as otherwise described in the applicable prospectus supplement, we will not receive any proceeds in the event that our securities are sold by a selling securityholder.

DIVIDEND POLICY

        We have historically paid a regular quarterly dividend on our common stock. The amount of the quarterly dividend for each quarter in fiscal year 2009 was $0.088 per share. However, the timing and amount of future dividends, if any, is at the discretion of our Board of Directors and will depend upon our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements, and other relevant factors. There are no assurances that dividends will be paid by us in future periods or that dividends, if paid, will be at the same amounts per share as in prior periods.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Varnum LLP, Grand Rapids, Michigan.

EXPERTS

        The consolidated financial statements of Herman Miller, Inc. appearing in Herman Miller, Inc.‘s Annual Report (Form 10-K) for the fiscal year ended May 31, 2008 (including the financial statement schedule appearing therein), and the effectiveness of Herman Miller, Inc.‘s internal control over financial reporting as of May 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.      Other Expenses of Issuance and Distribution.

        The fees and expenses in connection with the registration of the shares are set forth in the following table. All of such fees and expenses are estimated.

Registration Fee (Securities and Exchange Commission)	$ *
Accountant's Fees and Expenses	**
Legal Fees and Expenses	**
Printing Expenses	**
Miscellaneous	**

Total	$ **

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

        The Company will bear the expenses of registration of the shares.

Item 15.      Indemnification of Directors and Officers.

        The Restated Articles of Incorporation of the Registrant provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Registrant. Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Registrant. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

        The MBCA and the Registrant’s Restated Articles of Incorporation also authorize the Registrant to provide indemnification broader than that set forth in the MBCA and the Restated Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Registrant or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Registrant. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Registrant and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Registrant. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonable believes to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Restated Articles of Incorporation of the Registrant also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Registrant or its shareholders resulting from certain negligent acts or omissions.

Item 16.      Exhibits.

        Reference is made to the Exhibit Index which appears at page S-15 of this Registration Statement.

Item 17.      Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

        (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 17th day of February, 2009.

HERMAN MILLER, INC. By: /s/ Brian C. Walker —————————————— Brian C. Walker President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian C. Walker and Greg J. Bylsma, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian C. Walker —————————————— By: Brian C. Walker	President and Chief Executive Officer and Director, Director	February 17, 2009

/s/ Greg J. Bylsma —————————————— By: Greg J. Bylsma	Chief Financial Officer	February 17, 2009

/s/ Michael A. Volkema —————————————— By: Michael A. Volkema	Chairman of the Board, Director	February 16, 2009

/s/ David O. Ulrich —————————————— By: David O. Ulrich	Director	February 17, 2009

/s/ Mary Vermeer Andringa —————————————— By: Mary Vermeer Andringa	Director	February 17, 2009

—————————————— By: Dorothy A. Terrell	Director	February ____, 2009

—————————————— By: James R. Kackley	Director	February ____, 2009

—————————————— By: John R. Hoke III	Director	February ____, 2009

/s/ Lord Griffiths of Fforestfach —————————————— By: Lord Griffiths of Fforestfach	Director	February 16, 2009

—————————————— By: C. William Pollard	Director	February ____, 2009

—————————————— By: Douglas D. French	Director	February ____, 2009

/s/ Paget L. Alves —————————————— By: Paget L. Alves	Director	February 16, 2009

/s/ J. Barry Griswell —————————————— By: J. Barry Griswell	Director	February 17, 2009

EXHIBIT INDEX

4.6	Restated Articles of Incorporation are incorporated by reference from Exhibit 3(a) and 3(b) of theRegistrant’s 1986 Form 10-K Annual Report

4.7	Certificate of Amendment to the Restated Articles of Incorporation, dated October 15, 1987, is incorporated by reference from Exhibit 3(b) of the Registrant’s 1988 Form 10-K Annual Report.

4.8	Certificate of Amendment to the Restated Articles of Incorporation, dated May 10, 1988, is incorporated by reference from Exhibit 3(c) of the Registrant’s 1988 Form 10-K Annual Report.

4.9	Amended and Restated Bylaws, dated July 21, 2008, are incorporated by reference from Exhibit 99.3 of the Registrant’s Form 8-K filed July 24, 2008.

4.10	Shareholder Protection Rights Agreement dated as of June 30, 1999 is incorporated by reference from Exhibit 1 of the Registrant’s 8-K/A filed July 16, 1999.

5.1	Opinion of Varnum LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Varnum LLP (contained in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)